Stock Purchase Agreement

This Stock Purchase Agreement, dated as of December 20, 2013 (this “Agreement”), is between PacificWave Partners Limited (“PacificWave”), and Bennett J. Yankowitz (the “Buyer”), and is made in reference to the following facts:

A. Pursuant to a Share Purchase Agreement dated as of December 18, 2013 between PacificWave Partners Limited, TBLF, LLC, Devkom International, LLC Series V, and RVCA Partners, LLC, as amended (the “CCON Agreement”), PacifcWave agreed to purchase 2,305,000 shares of the common stock (“Shares”) of CoConnect, Inc., a Nevada corporation (the “Company”), for an aggregate purchase price of $210,000.00 ($0.09110629067245 per Share).

B. Effective as of the Closing under the CCON Agreement, PacificWave wishes to sell to Buyer, and Buyer wishes to purchase, 461,000 of such Shares (the “Purchased Shares”) at such purchase price per Share.

Buyer and each Seller hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this agreement have the meanings ascribed to them in the CCON Agreement.

2. Purchase.

(a) PacificWave hereby to sell to Buyer, and Buyer agrees to purchase, effective as of the Closing, the Purchased Shares, for an aggregate purchase price of $42,000.00 ($0.09110629067245 per Share) (the “Purchase Consideration”).

(b) The Purchase Consideration shall be evidenced by a promissory note of Seller to the order of PacificWave in the form of Exhibit A to this Agreement and shall be secured by a pledge agreement in the form of Exhibit B to this Agreement.

3. Authority and Reliance. Each of Buyer and PacificWave represents and warrants to the other that he or it has full power and authority to execute this Agreement and to make the representations contained herein.

4. Acquired Entirely for Own Account. Buyer represents and warrants to PacificWave that he is acquiring the Purchased Shares only for investment for an indefinite period for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. Buyer further represents that he does not have any contract, undertaking or arrangement with any person to sell, transfer or grant a participation to any person with respect to any of the Purchased Shares.

5. Representations and Warranties. Buyer represents and warrants to PacificWave that he has knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of his investment in the Company and of protecting his own interests in connection therewith. Buyer is an accredited investor, as defined in Rule 501 under the Securities act of 1933 (the “Securities Act”).

6. Further Transfers. Buyer will not sell, transfer, pledge or otherwise dispose of or encumber any of the Purchased Shares unless and until (a) such Shares are subsequently registered under the Act and each applicable state securities law; or (b) (i) an exemption from such registration is available thereunder and (ii) Buyer has notified the Company of the proposed transfer and has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, or provided other assurances reasonably satisfactory to the Company, that such transfer will not require registration of such shares under the Securities Act. Buyer understands that the Company is not obligated, and does not intend, to register .any of the Shares under the Act or any state securities laws.

7. Currency. References to dollars and the symbol “$” are to United States Dollars.

In witness whereof, the Buyer and PacificWave have executed this Agreement as of the date first written above.

PacificWave:	PacificWave Partners Limited

Buyer:	By:	/s/ Henrik Rouf,
Henrik Rouf,
Managing Director

	By:	/s/ Bennett J. Yankowitz
Bennett J. Yankowitz

Exhibit A

Form of Note

Secured Promissory Note

$42,000.00	___________, 2014

Los Angeles, California

For value received, Bennett J. Yankowitz (“Maker”), promise to pay to the order of PacificWave Partners Limited, a Gibraltar corporation (“Payee”), at Islands Brygge 75B - Penthouse One, Copenhagen S 2300, Copenhagen, Denmark, or at such other location as Payee may from time to time designate, the principal sum of Forty Two Thousand and No/100 Dollars ($42,000.00), or so much thereof as shall be outstanding from time to time, together with interest thereon from the date hereof until this Note has been paid in full on the terms and conditions contained herein.

1. Interest shall be computed, and principal and interest shall be due and payable, as follows:

(a) Interest shall accrue on the outstanding principal balance hereunder at a rate equal to the lesser of (i) 3.0 percent per annum and (ii) the highest annual rate that may lawfully be charged and collected under applicable law on the obligations evidenced by this Note. Interest hereunder shall be computed on the basis of a 365-day year and actual days elapsed. Interest shall accrue until paid pursuant to Section 1(b) of this Note or upon a prepayment pursuant to Section 4 of this Note.

(b) The entire unpaid principal balance, together with all accrued and unpaid interest, shall be due and payable on________, 2019 [insert date that is 5 years after the issue date] (the “Maturity Date”).

2. Any overdue payment on this Note shall bear interest at a rate of 5.0 percent per annum until the date actually paid.

3. All payments shall be applied first to interest on the outstanding principal balance at the interest rate stated in this Note and any balance shall then be applied to reduction of principal, and interest shall thereafter cease on the principal so paid. Principal and interest shall be payable in lawful money of the United States.

4. Maker shall have the right to prepay this Note, in whole or in part, at any time without premium or penalty.

5. This Note is secured by a Pledge Agreement of even date herewith from Maker to Payee (the “Pledge Agreement”).

6. The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a) Default in the payment of any installment of interest or principal on this Note when due or in the performance of any other obligation of Maker hereunder pursuant to the terms hereof.

(b) The filing by Maker of any petition for relief under any applicable bankruptcy or insolvency law.

(c) The occurrence of an event of default under the Pledge Agreement.

Upon the occurrence of any such Event of Default, then in addition to all other rights and remedies set forth herein, or at law or in equity, the entire unpaid balance of principal on this Note, together with all accrued interest thereon may be declared by Payee to be immediately due and payable without notice to Maker.

7. If this Note is not paid when due or if an Event of Default occurs, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by Payee on account of such collection, whether or not suit is filed hereon.

8. If the Maker shall sell, transfer, convey or assign its interest in the property secured by the Pledge Agreement or any part thereof without the written consent of Payee, then the entire unpaid balance of principal on this Note, together with all accrued interest hereon, may be declared by Payee to be immediately due and payable without notice to Maker.

9. Except as expressly provided herein, Maker waives presentment, demand, notice, protest and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default, or enforcement of this Note, assents to any and all extensions or postponements of the time of payment or any other indulgence, to any substitution, exchange, or release of security, or to the addition or release of any other party or person primarily or secondarily liable.

10. This Note shall be governed by and construed in accordance with the laws of the State of California.

11. Reference in this Note to “Payee” shall mean the original Payee hereunder so long as such payee shall be the holder of this Note and thereafter shall mean any subsequent holder of this Note.

12. Time is of the essence of each obligation of Maker hereunder.

13. No delay or omission on the part of Payee in exercising any rights hereunder, or any other instrument given to secure this Note, whether before or after a default or Event of Default hereunder or under said instruments, shall operate as a waiver of such right or default or Event of Default or of any other right hereunder or under said instruments, and the acceptance at any time by Payee of any past-due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable hereunder or thereunder.

14. In the event that any provision of this Note shall become declared inoperable by any Court or become inoperable as a result of any law or ruling hereafter adopted by any governmental authority, the remainder of its terms shall remain in full force and effect and modification of the terms hereof required by law shall apply as though the same were an original term or condition hereof.

15. The remedies of Payee as provided herein or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Payee.

16. Maker may not assign its duties and obligations under this Note without the prior written consent of Payee, which consent may be given or denied in Payee’s sole and absolute discretion. Payee may not assign its rights, duties and obligations under this Note to any person or entity, other than an affiliate of Payee, without the prior written consent of Maker, which consent may be given or denied in Maker’s sole and absolute discretion.

17. If there is more than one Maker under this Note, their obligations shall be joint and several.

Bennett J. Yankowitz

Exhibit B

Form of Pledge Agreement

Pledge Agreement

This Pledge Agreement (this “Pledge Agreement”), dated as of________________ , 2014, is made by Bennett J. Yankowitz (the “Pledgor”), in favor of PacificWave Partners Limited, a Gibraltar corporation (the “Company”), with reference to the following facts:

A. The Company has agreed to make a loan (the “Loan”) to the Pledgor on the terms set forth in and subject to a Promissory Note, dated as of even date herewith, by and between the Company and the Pledgor (as same may be amended, supplemented or otherwise modified from time to time, the “Note”); and

B. It is a condition precedent to the obligation of the Company to make the Loan that the Pledgor execute and deliver this Pledge Agreement granting to the Company as security for the Loan and the Pledgor’s obligations under the Note, a first priority security interest in certain of the Pledgor’s property.

NOW, THEREFORE, in consideration of the premises and to induce the Company to make the Loan and for other valuable consideration, the Pledgor hereby agrees with the Company as follows:

1. Definitions. When used herein, the terms set forth below shall be defined as follows:

“Collateral” means the Purchased Shares, consisting of 461,000 shares of common stock, par value $0.001 per share, of CoConnect, Inc. purchased by Pledgor pursuant to the Stock Purchase Agreement, together with all certificates, options, rights, dividends or other distributions in respect thereof, and any and all proceeds of the foregoing.

“Event of Default” has the meaning given it in the Note.

“Obligations” means any and all indebtedness, obligations and liabilities of the Pledgor to the Company of any kind or nature arising out of or in connection with the Note or this Pledge Agreement.

“Purchased Shares” has the meaning set forth in the Stock Purchase Agreement.

“Stock Purchase Agreement’ means the Stock Purchase Agreement dated December 20, 2013 between Pledgor and the Company.

2. Pledge of Collateral. To secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby pledges, assigns, and transfers to the Company, and grants to the Company a continuing security interest in and to, all of the Pledgor’s right, title and interest in and to the Collateral. The Pledgor agrees to deliver to the Company the certificate evidencing the Collateral. Concurrently with the delivery to the Company of the certificate representing the Collateral, the Pledgor shall delivered an undated stock power covering such certificate, duly executed in blank by the Pledgor.

3. Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants that (a) the Pledgor shall defend, at its cost, any action, proceeding or claim affecting the Collateral, (b) the pledgor is the sole legal, record and beneficial owner of, and has good and valid title to, the Collateral, and that the Collateral is and will continue to be free and clear of all security interests, liens and encumbrances and rights and claims of others except in favor of the Company, (c) the Pledgor has the power and authority to execute, deliver and perform the Note and this Pledge Agreement, (d) the Pledgor shall promptly pay all taxes, assessments, fees and other public or private charges when levied or assessed against any Collateral, the Note or this Pledge Agreement, (e) the Pledgor has duly executed and delivered the Note and this Pledge Agreement, and the Note and this Pledge Agreement constitute the legal, valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with their respective terms.

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4. Limitations on Duties of the Company. The Company shall be under no duty to (a) collect or protect the Collateral or any proceeds thereof or give any notice with respect thereto, (b) preserve the right of the Pledgor with respect to the Collateral against prior parties, (c) preserve rights against any parties to any instrument or chattel paper that may be a part of the Collateral, (d) sell or otherwise realize upon the Collateral, or (e) seek payment of the Obligations from any particular source. Without limiting the generality of the foregoing, the Company shall not be obligated to take any action in connection with any conversion, call, redemption, retirement, or any other event relating to any of the Collateral.

5. Voting Rights; Distributions. So long as no Event of Default has occurred, the Pledgor shall be entitled to (a) exercise all voting, consensual, managerial and other rights in connection with the Collateral, and (b) take control of, receive and retain all distributions made by the Company in connection with the Collateral.

6. Remedies. Upon the occurrence of an Event of Default, all Obligations shall immediately become due and payable without demand or notice of any kind, and the Company may, in addition to such other remedies provided herein, in the Note or by law or otherwise (a) transfer the whole or any part of the Collateral into the name of the Company or the name of its nominee and exercise all voting, consensual, managerial and other rights in connection with the Collateral, (b) take control of, receive and retain all distributions made by the Company in connection with the Collateral, (c) bring legal action against the Pledgor following written notice, and (d) take possession of the Collateral and sell, assign and/or give options to purchase all or any part thereof in one or more parcels upon any exchange or at public or private sale at the option of the Company at any time or times, without advertisement or demand upon or notice to the Pledgor or any other person or entity (all of which are hereby waived), except such notice as is required by applicable statute and cannot be waived, for cash, upon credit or for other property, for immediate or future delivery, at such price or prices and upon such terms as the Company shall, in its sole discretion, deem commercially reasonable, with the right on the part of the Company or its nominee to become the purchaser thereof at any such sale (unless prohibited by statute), free from any equity of redemption and from all other claims, and, after deducting all legal and other expenses for maintaining or selling the Collateral and all reasonable attorneys’ fees, legal or other expenses for collection, sale and delivery, to apply the residue to the proceeds of such sale or sales to pay (or hold as a reserve against) all Obligations. The Company shall have the right to take any action it deems appropriate without the necessity of resorting to any Collateral securing the Note. Any notice to be given to the Pledgor shall be sufficiently served for all purposes if placed in the mail addressed to or left upon the premises at the address noted in Section 8(h) below, and all time for service or delivery of any notice in accordance with any statute shall be deemed to be commercially reasonable if sent or served five (5) days before the event. Notwithstanding the foregoing, the Pledgor recognizes that the Company may be unable to effect a public sale of all or a part of the Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Company than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Company has no obligation to delay the sale of any Collateral to permit the Company to register it for public sale under the Securities Act of 1933, as amended. Notwithstanding anything contained herein to the contrary, the Company shall only be entitled to proceed against the Collateral and enforce its rights therein upon the occurrence of an Event of Default and, in such case, only to the extent of the outstanding Obligations.

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7. Attorney-in-Fact. The Pledgor hereby appoints the Company, with full power of substitution, as his true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Company’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, after the occurrence of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement.

8. Miscellaneous. This Pledge Agreement is subject to the following additional provisions:

(a) The Pledgor hereby forever waives presentment, demand, protest, notice of protest and notice of dishonor of the Note and the indebtedness evidenced thereby and this Pledge Agreement. No delay or failure by the Company in the exercise of any right or remedy under the Note or this Pledge Agreement shall constitute a waiver thereof, and no single or partial exercise by the Company of any right or remedy under the Note or this Pledge Agreement shall preclude other or further exercise thereof or the exercise of any other right or remedy. No modification or waiver of the provisions hereof shall be effective unless in writing and signed by the Company, nor shall any waiver be applicable except in the specific instance or matter for which given.

(b) If any provision of this Pledge Agreement is invalid or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the foregoing shall not render invalid or unenforceable in such jurisdiction the remainder of this Pledge Agreement or the remainder of such provision or affect the validity or unenforceability of any provision of this Pledge Agreement in any other jurisdiction.

(c) The Pledgor hereby agrees, out of the proceeds of the Collateral to pay, indemnify and hold the Company harmless from and against all expenses, liabilities and costs, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Company in the protection, exercise or enforcement of its interests, rights, powers or remedies under the Note and hereunder.

(d) This Pledge Agreement shall be binding upon and inure to the benefit of the Company and the Pledgor, and their respective heirs, executors, personal representatives, successors and permitted assigns, provided the Pledgor may not assign any of his rights or obligations hereunder without the prior written consent of the Company.

(e) This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of [state], without giving effect to the principles of choice of law thereof. The Pledgor hereby submits himself for the sole purpose of this Pledge Agreement and any controversy arising hereunder to the exclusive jurisdiction of the courts in the State of California, and waives any objection (on the grounds of lack of jurisdiction or forum non conveniens, or otherwise) to the exercise of such jurisdiction over him by any court in the State of California.

(f) At any time and from time to time, upon the request of the Company, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Company may reasonably request for the purpose of obtaining and preserving the full benefits of the Note and this Pledge Agreement and of the rights and powers therein and herein granted, including, without limitation, for the purpose of perfecting the Company’s security interest in the Collateral.

(g) This Pledge Agreement and the grant of the security interest contained herein is for collateral purposes only and the Company shall not, by virtue of this Pledge Agreement, by its receipt of distributions on account of the Collateral, or by its exercise of any rights hereunder, be deemed to have any liability for the debts, obligations or liabilities of the Pledgor on account of the Collateral.

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(h) All notices, requests and demands to or upon the Pledgor or the Company under or in connection with this Pledge Agreement or the Note to be effective shall be in writing and shall be sent by reputable overnight courier service or certified mail, return receipt requested, or by facsimile transmission, to the following addresses (or such other address as shall be designated in writing to the other party by written notice):

If to the Pledgor, to:

Bennett J. Yankowitz
P.O. Box 5778
Beverly Hills, CA 90209

fax: (310)388-0582

If to the Company, to:

CoConnect, Inc.
____________________
____________________

fax: (___)_____________

IN WITNESS WHEREOF, the Pledgor has duly executed and delivered this Pledge Agreement the day and year first written above.

Bennett J. Yankowitz

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